EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-156012, 333-143493, 333-117248 and 333-17773) of Gray Television, Inc. of our report dated March 31, 2009 relating to our audits of the consolidated financial statements, financial statement schedule and internal control over financial reporting, which appears in this Annual Report on Form 10-K of Gray Television, Inc. for the year ended December 31, 2008.
/s/ MCGLADREY & PULLEN, LLP
Ft. Lauderdale, Florida
March 31, 2009